A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, LLC First Quarter 2018 Earnings Exhibit 99.2 May 3, 2018

Apollo 1Q'18 Financial Results Highlights

GAAP Results

- Net Loss of $109.3 million
- Net Loss Attributable to Apollo Global Management, LLC of $62.6 million ($0.34/share)

Non-GAAP Measures & Distribution

($ in millions, except per share data)	1Q'18	Per Share	LTM[1]	Per Share
• Economic Net Income (Loss) ("ENI")	($121.0)	($0.30)	$984.5	$2.44
• Fee Related Earnings ("FRE")	$132.9	$0.32	$622.8	$1.51
• Distributable Earnings ("DE") After Taxes and Related Payables	$191.2	$0.46	$928.0	$2.25

- Declared 1Q'18 distribution of $0.38 per Class A share and equivalent (payout ratio of 83%), bringing LTM distributions to $1.95 per Class A share (payout ratio of 87%)

Assets Under Management

- Total Assets Under Management ("AUM") of $247.4 billion
- Fee-Generating AUM ("FGAUM") of $182.5 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $118.4 billion and Performance Fee-Generating AUM ("PFGAUM") of $56.6 billion
- Dry Powder of $46.5 billion available for investment

Business Drivers

- Inflows: $4.9 billion of capital inflows ($56.1 billion LTM)
- Deployment: $3.0 billion invested ($14.4 billion LTM)
- Realizations: $4.1 billion of capital returned to investors ($13.1 billion LTM)
- Performance: Credit Gross Return[2] +1.3% (+7.7% LTM)

  Private Equity Fund Depreciation 2.7% (+16.1% LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 34 to 37. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5, 21 and 26.

1) "LTM" refers to the last twelve months ended March 31, 2018.

2) Represents total Credit gross return, excluding assets managed by Athene Asset Management, LLC ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.1% for 1Q'18 and 6.5% for LTM.

APOLLO

1

($ in thousands, except share data) 1Q'17 4Q'17 1Q'18 Revenues: Management fees $269,543 $302,634 $286,726 Advisory and transaction fees, net 15,067 62,719 13,551 Investment income (loss): Performance allocations 352,593 496,297 (124,165) Principal investment income (loss) 38,553 58,753 (12,994) Total Investment Income (Loss) 391,146 555,050 (137,159) Incentive fees 6,348 7,868 3,785 Total Revenues 682,104 928,271 166,903 Expenses: Compensation and benefits: Salary, bonus and benefits 101,613 112,871 115,826 Equity-based compensation 23,107 21,118 35,525 Profit sharing expense 144,324 175,394 (12,277) Total Compensation and Benefits 269,044 309,383 139,074 Interest expense 12,999 13,376 13,797 General, administrative and other 62,040 67,940 61,677 Placement fees 1,905 1,353 327 Total Expenses 345,988 392,052 214,875 Other Income (Loss): Net gains (losses) from investment activities 34,517 (7,832) (67,133) Net gains (losses) from investment activities of consolidated variable interest entities 4,108 (420) 6,532 Interest income 803 3,492 3,559 Other income, net 18,647 200,864 4,246 Total Other Income (Loss) 58,075 196,104 (52,796) Income (loss) before income tax provision 394,191 732,323 (100,768) Income tax provision (39,161) (271,019) (8,580) Net Income (Loss) 355,030 461,304 (109,348) Net (income) loss attributable to Non-Controlling Interests (209,834) (272,028) 51,086 Net Income (Loss) Attributable to Apollo Global Management, LLC 145,196 189,276 (58,262) Net income attributable to Series A Preferred Shareholders — (4,383) (4,383) Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders $145,196 $184,893 ($62,645) Distributions Declared and Paid per Class A Share $0.45 $0.39 $0.66 Net Income Per Class A Share: Net Income (Loss) Available to Class A Share – Basic $0.75 $0.92 ($0.34) Net Income (Loss) Available to Class A Share – Diluted $0.75 $0.92 ($0.34) Weighted Average Number of Class A Shares Outstanding – Basic 186,537,367 193,609,614 198,432,603 Weighted Average Number of Class A Shares Outstanding – Diluted 186,537,367 193,609,614 198,432,603 GAAP Consolidated Statements of Operations (Unaudited) 2 • Net Loss was $109.3 million for the quarter ended March 31, 2018; Net Loss Attributable to Apollo Global Management, LLC (Class A shares) was $62.6 million for the quarter

($ in thousands, except share data) As of March 31, 2018 As of December 31, 2017 Assets: Cash and cash equivalents $988,284 $751,252 Cash and cash equivalents held at consolidated funds 3 21 Restricted cash 3,902 3,875 U.S. Treasury securities, at fair value 225,510 364,649 Investments (includes performance allocations of $1,396,075 and $1,828,930 as of March 31, 2018 and December 31, 2017, respectively) 3,198,685 3,559,834 Assets of consolidated variable interest entities 1,499,872 1,328,586 Incentive fees receivable 7,891 43,176 Due from related parties 328,902 262,588 Deferred tax assets 380,565 337,638 Other assets 208,170 231,757 Goodwill 88,852 88,852 Intangible assets, net 17,861 18,842 Total Assets $6,948,497 $6,991,070 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $81,548 $68,873 Accrued compensation and benefits 60,489 62,474 Deferred revenue 145,282 128,146 Due to related parties 481,484 428,013 Profit sharing payable 644,883 752,276 Debt 1,361,711 1,362,402 Liabilities of consolidated variable interest entities 1,126,147 1,117,721 Other liabilities 140,197 173,369 Total Liabilities 4,041,741 4,093,274 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Series A Preferred shares, 11,000,000 and 11,000,000 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively 264,398 264,398 Series B Preferred shares, 12,000,000 and 0 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively 289,815 — Class A shares, no par value, unlimited shares authorized, 201,550,654 and 195,267,669 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at March 31, 2018 and December 31, 2017 — — Additional paid in capital 1,483,244 1,579,797 Accumulated deficit (481,772) (379,460) Accumulated other comprehensive loss (815) (1,809) Total Apollo Global Management, LLC shareholders’ equity 1,554,870 1,462,926 Non-Controlling Interests in consolidated entities 290,857 140,086 Non-Controlling Interests in Apollo Operating Group 1,061,029 1,294,784 Total Shareholders’ Equity 2,906,756 2,897,796 Total Liabilities and Shareholders’ Equity $6,948,497 $6,991,070 GAAP Consolidated Statements of Financial Condition (Unaudited) 3

Summary of Non-GAAP Measures

($ in thousands, except per share data)	1Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Management Fees	$252,053	$280,920	$272,203	$998,769	$1,102,465
Advisory and Transaction Fees, Net	15,067	62,719	12,994	154,183	115,551
Performance Fees[1]	359,006	503,744	(122,964)	1,265,860	855,620
Principal Investment Income (Loss)[1]	39,214	58,504	(12,604)	145,654	111,133
Total Segment Revenues	**665,340**	**905,887**	**149,629**	**2,564,466**	**2,184,769**
Salary, Bonus and Benefits	94,721	99,867	106,531	369,241	405,965
Equity-Based Compensation	16,745	16,505	17,358	64,493	68,487
Profit Sharing Expense	148,275	171,496	1,900	498,418	362,842
Other Expenses	55,836	61,398	54,702	244,697	241,358
Total Segment Expenses	**315,577**	**349,266**	**180,491**	**1,176,849**	**1,078,652**
Segment Other Income (Loss) Net of Non-Controlling Interests	40,232	(17,755)	(74,033)	196,535	(23,058)
Economic Income (Loss)[2]	**$389,995**	**$538,866**	**($104,895)**	**$1,584,152**	**$1,083,059**
Taxes	(58,372)	(44,155)	(11,736)	(232,820)	(80,644)
Preferred Distributions	—	(4,383)	(4,383)	—	(17,921)
Economic Net Income (Loss)	**$331,623**	**$490,328**	**($121,014)**	**$1,351,332**	**$984,494**
Per Share	$0.82	$1.22	($0.30)	$3.36	$2.44
Fee Related Earnings	**$134,475**	**$187,285**	**$132,899**	**$565,545**	**$622,837**
Per Share[3]	$0.33	$0.46	$0.32	$1.38	$1.51
Distributable Earnings	**$239,605**	**$327,560**	**$206,753**	**$782,782**	**$977,150**
Taxes and Related Payables[4]	(6,348)	(5,993)	(11,198)	(13,710)	(31,187)
Preferred Distributions	—	(4,383)	(4,383)	—	(17,921)
Distributable Earnings After Taxes and Related Payables	**$233,257**	**$317,184**	**$191,172**	**$769,072**	**$928,042**
Per Share of Common & Equivalent[3]	$0.57	$0.77	$0.46	$1.88	$2.25
Net Distribution per Share of Common & Equivalent[3]	**$0.49**	**$0.66**	**$0.38**	**$1.66**	**$1.95**
Payout Ratio	86%	86%	83%	88%	87%

1) Performance fees includes performance allocations and incentive fees. Principal investment income (loss) was formerly referred to as income (loss) from equity method investments within Other income (loss).
2) 1Q'18 LTM includes $19.0 million in proceeds received in connection with the Company's early termination of a lease. 1Q'17 and 1Q'17 LTM includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).
3) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 28 for details regarding the shareholder distribution and page 29 for the share reconciliation.
4) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement. DE After Taxes and Related Payables is calculated after current taxes and the impact of the tax receivable agreement ("TRA"). The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported. DE After Taxes and Related Payables would have been $225.2 million, $308.8 million, $747.6 million and $903.7 million in 1Q'17, 4Q'17, LTM'17 and LTM'18, respectively.

APOLLO

4

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$145,196**	**$86,908**	**$198,569**	**$184,893**	**($62,645)**	**$580,874**	**$407,725**
Preferred distributions	—	4,772	4,383	4,383	4,383	—	17,921
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	3,384	4,535	1,048	(76)	5,979	7,138	11,486
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	206,450	96,727	230,363	272,104	(57,065)	811,886	542,129
GAAP Net Income (Loss)	**$355,030**	**$192,942**	**$434,363**	**$461,304**	**($109,348)**	**$1,399,898**	**$979,261**
Income tax provision (benefit)	39,161	(777)	16,542	271,019	8,580	135,015	295,364
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$394,191**	**$192,165**	**$450,905**	**$732,323**	**($100,768)**	**$1,534,913**	**$1,274,625**
Transaction related charges and equity-based compensation[1]	(812)	3,087	8,514	6,707	1,852	56,377	20,160
Gain from remeasurement of tax receivable agreement liability	—	—	—	(200,240)	—	—	(200,240)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(3,384)	(4,535)	(1,048)	76	(5,979)	(7,138)	(11,486)
Economic Income (Loss)	**$389,995**	**$190,717**	**$458,371**	**$538,866**	**($104,895)**	**$1,584,152**	**$1,083,059**
Income tax provision on Economic Income (Loss)	(58,372)	(2,397)	(22,356)	(44,155)	(11,736)	(232,820)	(80,644)
Preferred distributions	—	(4,772)	(4,383)	(4,383)	(4,383)	—	(17,921)
Economic Net Income (Loss)	**$331,623**	**$183,548**	**$431,632**	**$490,328**	**($121,014)**	**$1,351,332**	**$984,494**
Preferred distributions	—	4,772	4,383	4,383	4,383	—	17,921
Income tax provision on Economic Income (Loss)	58,372	2,397	22,356	44,155	11,736	232,820	80,644
Performance fees[2]	(358,280)	(122,529)	(340,401)	(498,714)	128,239	(1,251,110)	(833,405)
Profit sharing expense	148,275	58,001	131,445	171,496	1,900	498,418	362,842
Equity-based compensation	16,745	17,566	17,058	16,505	17,358	64,493	68,487
Principal investment (income) loss	(39,214)	(17,219)	(48,014)	(58,504)	12,604	(145,654)	(111,133)
Net (gains) losses from investment activities	(34,490)	399	(68,529)	7,846	67,137	(229,597)	6,853
Net interest loss	11,988	12,067	11,509	9,420	9,941	44,116	42,937
Other	(544)	1,462	750	370	615	727	3,197
Fee Related Earnings	**$134,475**	**$140,464**	**$162,189**	**$187,285**	**$132,899**	**$565,545**	**$622,837**
Realized performance fees[3]	185,735	193,054	54,802	197,768	122,302	396,675	567,926
Realized profit sharing expense[3]	(88,723)	(79,083)	(35,673)	(75,359)	(63,647)	(191,327)	(253,762)
Non-cash management fees	(843)	(842)	(842)	(842)	(842)	(3,370)	(3,368)
Realized principal investment income	18,436	13,658	10,339	25,809	23,393	51,267	73,199
Net interest loss	(11,988)	(12,067)	(11,509)	(9,420)	(9,941)	(44,116)	(42,937)
Depreciation and amortization	2,513	2,522	5,825	2,319	2,589	9,860	13,255
Distributable Earnings	**$239,605**	**$257,706**	**$185,131**	**$327,560**	**$206,753**	**$782,782**	**$977,150**
Taxes and related payables	(6,348)	(6,724)	(7,272)	(5,993)	(11,198)	(13,710)	(31,187)
Preferred distributions	—	(4,772)	(4,383)	(4,383)	(4,383)	—	(17,921)
Distributable Earnings After Taxes and Related Payables	**$233,257**	**$246,210**	**$173,476**	**$317,184**	**$191,172**	**$769,072**	**$928,042**

1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.
2) Excludes performance fees from a publicly traded business development company we manage.
3) 1Q'18 and 1Q'18 LTM excludes realized performance fees and realized profit sharing expense settled in the form of Athene shares, as well as profit sharing expense settled in the form of equity-based awards.

APOLLO

5

Fee-Generating AUM Catalysts Will Drive Management Fee Growth

Apollo expects more than $35 billion of fee-generating asset growth from Fund IX and the Voya Transaction[1] to drive nearly $270 million of annualized management fees. The Voya transaction is expected to close mid-year 2018 and is subject to regulatory approvals and other customary closing conditions.

Fee Generating AUM Impact



$182bn
APOLLO
Fund IX
+$17bn
*Included in $182bn reported FGAUM is $17bn from Fund IX, net of Fund VIII step-down
ATHENE
Voya Transaction1
+$19bn
*Closing expected mid-year 2018
$201bn
1Q'18
Subtotal

Management Fee Impact



$1.1bn
APOLLO
Fund IX
+$210mm of annualized mgmt fees
*Net of Fund VIII step-down, fees commencing 4/1/183
ATHENE
Voya Transaction1
+$57mm2
*Expected annual fee rate of 30 basis points
+24%
$1.4bn
LTM 1Q'18
Subtotal

1) On December 21, 2017, an investor group led by Apollo and certain other investors entered into an agreement to acquire Voya's Closed Block Variable Annuity business. In connection with the transaction, Athene Holding Ltd. has signed a definitive agreement to reinsure approximately $19 billion of Voya's fixed annuities, for which Athene Asset Management will provide asset management services.

2) Projection presented on an annualized basis and exclude incremental fee potential from sub-advisory mandates.

3) As a result of Fund IX's investment period commencement on April 1, 2018 there was a corresponding decrease in fee-generating AUM and management fees related to Fund VIII, in accordance with its Limited Partnership Agreement, whereby Fund VIII will earn management fees on fee-generating invested capital at a lower fee rate (rather than third-party committed capital at a higher fee rate). The $210 million of annualized management fees is based on Fund IX's committed capital and Fund VIII's fee-generating invested capital as of March 31, 2018. Fund VIII's basis of fee-generating invested capital is subject to change and dependent upon timing of capital investment and realizations. Fund IX's annualized management fee rate is based on the terms as defined in Fund IX's Limited Partnership Agreement.

APOLLO

6

Fee Related Earnings Growth Trajectory Expected To Continue In 2018

The decline in FRE during 1Q'18 was driven by lower transaction and advisory fees, but the commencement of Fund IX's investment period alone will drive growth in FRE beginning in 2Q'18



Trailing Fee Related Earnings
1Q'18 FRE Rollforward
Fund IX Impact[2]
($ in millions)
FRE Margin[1]
$105.5
42%
$132.5
46%
$134.5
47%
$140.5
47%
$162.2
49%
$187.3
54%
Mgmt Fees
($8.7)
Transaction Fees
($49.7)
Comp
($6.7)
Non-Comp and Other
$10.7
$132.9
45%
$50-55
$183-188
2015 Quarterly Average
2016 Quarterly Average
1Q'17
2Q'17
3Q'17
4Q'17
1Q'18
Subtotal
Per Share
$0.26
$0.33
$0.33
$0.34
$0.40
$0.46
($0.02)
($0.12)
($0.02)
$0.03
$0.32
~$0.13
~$0.45

1) FRE margin is calculated from Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees, carried interest from a publicly traded business development company management by Apollo, as well as other income attributable to FRE).

2) As a result of Fund IX's investment period commencement on April 1, 2018 there was a corresponding decrease in fee-generating AUM and management fees related to Fund VIII, in accordance with its Limited Partnership Agreement, whereby Fund VIII will earn management fees on fee-generating invested capital at a lower fee rate (rather than third-party committed capital at a higher fee rate). Fund IX impact of $50-$55 million is based on Fund IX's committed capital and Fund VIII's fee-generating invested capital as of March 31, 2018. Fund VIII's basis of fee-generating invested capital is subject to change and dependent upon timing of capital investment and realizations. Fund IX's quarterly FRE impact is based on the terms as defined in Fund IX's Limited Partnership Agreement.

APOLLO

7

Credit

Commentary

- Economic Income driven by Fee Related Earnings and performance fees, partially offset by investment losses resulting from the depreciation of Athene (NYSE:ATH)
- Credit gross returns[2] of 1.3% and 7.7% for the quarter and LTM, respectively, resulting from positive returns across fund categories, with particular strength in Drawdown funds and Permanent Capital Vehicles
- Total Credit AUM rose 17% year-over-year to $165 billion and includes approximately $100 billion in Permanent Capital Vehicles
- In December 2017, Athene Holding (NYSE:ATH) announced the acquisition of the fixed annuity business of Voya Financial (NYSE:VOYA), which will add approximately $19 billion of assets to Apollo's Credit business upon closing, which is expected in mid-2018
- In April 2018, Athora announced the completion of the Aegon Ireland acquisition, and subsequently, the sale of its offshore bond portfolio. Athora also announced the acquisition of Generali Belgium. The net effect of these transactions will add approximately $6.5 billion of assets to Apollo's Credit business upon closing, which are expected in the second half of 2018

Business Drivers

	1Q'18	LTM
Inflows	$3.3bn	$27.2bn
Deployment[1]	$909mm	$6.2bn
Realizations	$2.1bn	$5.8bn
Performance[2]	1.3%	7.7%

Financial Results Summary

($ in thousands)	1Q'17	4Q'17	1Q'18
Management fees	$158,342	$186,108	$183,070
Advisory and transaction fees	2,556	20,249	2,348
Performance fees	37,258	90,590	42,768
Principal Investment Income	6,483	7,157	5,409
Segment Revenues	204,639	304,104	233,595
Compensation and benefits	79,931	95,619	94,907
Other expenses	33,860	41,117	33,411
Segment Expenses	113,791	136,736	128,318
Other Income (Loss)	25,383	(10,812)	(56,292)
Non-Controlling Interest	(934)	(1,135)	(1,215)
Economic Income	**$115,297**	**$155,421**	**$47,770**
Fee Related Earnings	**$72,212**	**$111,211**	**$99,551**

Supplemental Information

$165 billion AUM

($ in billions)

Category	AUM	FG AUM	PFE AUM	PFG AUM[3]	Gross Return[2] 1Q'18	Gross Return[2] LTM
Liquid/Performing	$45	$37	$22	$13	0.8%	5.2%
Drawdown[4]	$28	$16	$22	$9	2.4%	14.0%
Permanent Capital Vehicles						
MidCap, AINV, AFT, AIF	$14	$12	$11	$9	3.2%	11.8%
Athene Non-Sub-Advised[5]	$60	$60	—	—		
Athora Non-Sub-Advised[5]	$7	$4	$2	—		
Advisory	$11	—	—	—		
Total Credit	**$165**	**$129**	**$57**	**$31**	**1.3%**	**7.7%**

1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory. 2) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 1Q'18 net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 0.7%, 1.8%, 2.2%, and 1.1%, respectively. The LTM net returns for Liquid/Performing, Drawdown, MidCap, AINV, AFT, AIF combined and total Credit excluding Athene Non-Sub-Advised were 4.7%, 11.5%, 7.7% and 6.5%, respectively. 3) As of March 31, 2018, $7.7 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 4) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.0% and 12.1%, respectively, as of March 31, 2018. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. 5) Athene Non-Sub-Advised and Athora Non Sub-Advised reflects total combined AUM of $86.6 billion less $19.5 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo included within other asset categories.

APOLLO

8

Commentary Supplemental Information Traditional PE Funds Inception-to-date Gross / Net IRR PE Portfolio Composition: Public Equity Holdings Fund Shares Held (mm) Caesars Entertainment (CZR) (5) Fund VI 45.5 EP Energy (EPE) Fund VII & ANRP I 62.6 Exela Technologies (XELA) Fund VII 28.6 Norwegian (NCLH)(5) Fund VI & VII 25.5 Parsley Energy (PE) ANRP I & ANRP II 10.9 Presidio (PSDO) Fund VIII 57.8 Vistra Energy (VST) Fund VII & ANRP II 30.0 Warrior Met Coal (HCC) Fund VIII & ANRP I 5.3 Welspun Corp (WLCO IN) Fund VII & ANRP I 42.2 Business Drivers Financial Results Summary ($ in thousands) 1Q'17 4Q'17 1Q'18 Management fees $77,398 $75,982 $71,160 Advisory and transaction fees 11,772 42,417 10,598 Performance fees 319,080 410,456 (166,193) Principal Investment Income (Loss) 31,728 50,425 (17,531) Segment Revenues 439,978 579,280 (101,966) Compensation and benefits 168,832 177,898 18,843 Other expenses 17,494 14,879 15,149 Segment Expenses 186,326 192,777 33,992 Other Income (Loss) 16,944 (4,864) (15,553) Economic Income (Loss) $270,596 $381,639 ($151,511) Fee Related Earnings $58,001 $74,043 $31,840 80% Private / 20% Public(6)(7) Invested AUM $32bn Dry Powder $34bn Private Equity $69 billion AUM Committed $3bn2 1Q'18 LTM Inflows $461mm $25.3bn Deployment $1.3bn $4.8bn Realizations $1.5bn $5.0bn Performance1 (2.7%) 16.1% 39% / 25% • Economic Loss driven by the reversal of unrealized performance fees resulting from depreciation in the fair value of the Private Equity portfolio, partially offset by positive Fee Related Earnings • Private equity fund depreciation during the quarter of 2.7%1 was primarily driven by publicly traded portfolio company holdings in Fund VIII • Realization activity primarily driven by the partial sale of Vectra as well as share sales of Norwegian Cruise Lines and Parsley Energy • Deployed $1.3 billion and committed to invest an additional $1.9 billion during the quarter; total committed but not yet deployed capital2 at quarter end was $3.1 billion (excluding co-investments) of which $2.0 billion related to energy asset build-ups expected to be deployed over time • Fund IX commenced its investment period and began generating management fees on April 1, 2018 1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. 2) Represents capital committed to investments as of March 31, 2018 by Apollo’s private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. 4) Represents AUM related to co-investment vehicles. Co-Investments $6bn4 Other $3bn3 9

Supplemental Private Equity Fund Information[1]

Fund VII

Vintage:	2008
Fund Size:	$14.7bn
Total Invested:	$16.2bn
Realized Value:	$30.3bn
Unrealized Value:	$3.4bn
Total Value:	$33.7bn
Escrow Ratio[2]:	99%
Gross / Net IRR:	34% / 26%

$3.4 billion

Unrealized Value Investment Mix



XELA 5%
Public Investments: 32%
VST 18%
Public Debt / Other 9%
Private Investments 68%

Select Private Investments[3]

(in order of size as measured by fair value)

McGraw Hill Education
Endemol Shine
Aurum
Talos Energy
Pinnacle

Fund VIII

Vintage:	2013
Fund Size:	$18.4bn
Committed to Date:	$16.5bn
Total Invested:	$13.6bn
Realized Value:	$4.2bn
Total Value:	$20.3bn
% Committed[4]:	90%
Gross / Net IRR:	26% / 18%

$16.2 billion

Unrealized Value by Investment Year

Average Life of Investment: 2.1 yrs



Unrealized MOIC: 1.1x
2013-14 $1.7bn
2015 $4.7bn
Unrealized MOIC: 2.1x
Unrealized MOIC: 1.1x
2017-18 $3.9bn
2016 $5.9bn
Unrealized MOIC: 1.4x

Unrealized Value by Sector

Consumer Services	27%
Media/Telcom/Technology	17%
Leisure	13%
Business Services	12%
Natural Resources	12%
Manufacturing & Industrial	11%
Financial Services	6%
Consumer & Retail	2%

ANRP II

Vintage:	2016
Fund Size:	$3.5bn
Committed to Date:	$2.6bn
Total Invested:	$1.6bn
Realized Value:	$656mm
Total Value:	$2.2bn
% Committed[4]:	75%
Gross / Net IRR:	46% / 25%

ANRP II Portfolio



Realized Value $0.7bn
Dry Powder $1.8bn
Unrealized Value$1.6bn

Select Private Investments[3]

(in order of size as measured by fair value)

Chisholm
Northwoods Energy
Pegasus
Phoenix Services
Double Eagle III

PE Portfolio Composition



Private Investments 72%
Public Investments 6 28%

	Shares Held (mm)
ADT Security Services (ADT)	
Fund VIII	277.6
Caesars Entertainment (CZR)[5]	
Fund VI	45.5
EP Energy (EPE)	
Fund VII and ANRP I	62.6
Excela Technologies (XELA)	
Fund VII	28.6
Norwegian (NCLH)[5]	
Fund VI and Fund VII	15.7
Parsley Energy (PE)	
ANRP I and ANRP II	3.6
PlayAGS (AGS)	
Fund VIII	23.2
Presidio (PSDO)	
Fund VIII	57.8
Vistra Energy (VST)	
Fund VII and ANRP II	30.0
Warrior Met Coal (HCC)	
Fund VIII and ANRP I	5.3
Welspun Corp (WLCO IN)	
Fund VII and ANRP I	42.2

Note: Refer to the definitions of Vintage Year (Vintage), Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation. 1) Additional fund performance information is set forth in the investment records on slides 31-33 of this presentation. 2) For Escrow Ratio definition and related information, please refer to footnote 1 on page 17. 3) Investments selected based on non-performance criteria. 4) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. 5) Includes shares held by Athene in associated co-investment vehicles. 6) Excludes Athene shares held by AAA.

APOLLO

10

Real Assets

Commentary

- Modest Economic Loss driven by lower performance fees and Fee Related Earnings quarter-over-quarter
- U.S. real estate equity funds combined gross return[1] of 1.9% in the first quarter, contributing to a strong LTM gross return of 12.0% driven by appreciation in office and industrial assets
- Inflows driven by capital raised by the commercial mortgage REIT (NYSE:ARI), a strategic account allocation to the segment and the real estate debt managed accounts
- Deployment for the quarter driven by an increase in capital investment for the real estate debt managed accounts and ARI
- Realization activity for the quarter driven by the debt managed accounts

Business Drivers

	1Q'18	LTM
Inflows	$1.1bn	$3.6bn
Deployment	$835mm	$3.5bn
Realizations	$412mm	$2.2bn
Performance[1]	1.9%	12.0%

Financial Results Summary

($ in thousands)	1Q'17	4Q'17	1Q'18
Management fees	$16,313	$18,830	$17,973
Advisory and transaction fees	739	53	48
Performance fees	2,668	2,698	461
Principal Investment Income (Loss)	1,003	922	(482)
Segment Revenues	20,723	22,503	18,000
Compensation and benefits	10,978	14,351	12,039
Other expenses	4,482	5,402	6,142
Segment Expenses	15,460	19,753	18,181
Other Loss	(1,161)	(944)	(973)
Economic Income (Loss)	**$4,102**	**$1,806**	**($1,154)**
Fee Related Earnings	**$4,262**	**$2,031**	**$1,508**

Supplemental Information

$13 billion AUM



Equity
$2.8bn
Debt
$10.4bn

1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 1Q'18 and LTM combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 1.6% and 9.8%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 16.3% and 12.8%, respectively, as of March 31, 2018.

APOLLO
11

Total AUM & Fee-Generating AUM

1Q'18 Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'17	**$164,113**	**$72,432**	**$12,383**	**$248,928**
Inflows	3,295	461	1,118	4,874
Outflows[2]	(1,569)	(180)	—	(1,749)
Net Flows	1,726	281	1,118	3,125
Realizations	(2,144)	(1,513)	(412)	(4,069)
Market Activity	1,570	(2,251)	113	(568)
1Q'18	**$165,265**	**$68,949**	**$13,202**	**$247,416**
QoQ Change	**1%**	**(5%)**	**7%**	**(1%)**

Total AUM Highlights

Credit

Inflows: Athene ($1.7 billion); Liquid/Performing funds ($1.1 billion); and Drawdown funds ($320 million) **Outflows:** Advisory ($1.3 billion) **Realizations:** COF III ($434 million); FCI III ($270 million); Liquid/Performing funds ($855 million); and other Drawdown funds ($505 million) **Market activity:** Drawdown funds ($566 million); Liquid/Performing funds ($398 million); and Advisory ($333 million)

Private Equity

Inflows: Capital raised for co-investment ($111 million) **Realizations:** Fund VIII ($718 million); and Fund VI ($480 million) **Market Activity:** Depreciation driven by co-investment vehicles ($1.5 billion); and Fund VIII ($913 million)

Real Assets

Inflows: Real estate equity ($350 million); Real estate debt ($276 million); Net leverage increase ($321 million); and net segment transfers ($171 million) **Realizations:** AGRE Debt Fund I ($337 million)

1Q'18 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'17	**$130,150**	**$29,792**	**$9,023**	**$168,965**
Inflows	3,027	23,518	239	26,784
Outflows[2]	(3,100)	(9,560)	—	(12,660)
Net Flows	(73)	13,958	239	14,124
Realizations	(1,256)	—	(94)	(1,350)
Market Activity	663	8	57	728
1Q'18	**$129,484**	**$43,758**	**$9,225**	**$182,467**
QoQ Change	**(1%)**	**47%**	**2%**	**8%**

Fee-Generating AUM Highlights

Credit

Inflows: Athene ($1.7 billion); fee-generating deployment ($594 million); and Liquid/Performing funds ($555 million) **Outflows:** Net leverage decrease ($1.4 billion); and net change in fee basis ($1.3 billion) **Realizations:** EPF II ($351 million); and Liquid/Performing funds ($847 million) **Market activity:** Liquid/ Performing funds ($340 million)

Private Equity

Inflows: Fund IX investment period commencement ($23.5 billion), with associated management fees accruing as of April 1, 2018 **Outflows:** Fee basis adjustment in Fund VIII from committed capital to fee-generating invested capital related to Fund IX commencement ($6.7 billion); and Fund VI fee termination ($2.8 billion)

Real Assets

Inflows: Real estate debt ($222 million) **Realizations:** Real estate debt ($64 million) **Market Activity:** Real estate debt ($52 million)

LTM Total AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'17	**$140,932**	**$44,573**	**$11,961**	**$197,466**
Inflows	27,151	25,344	3,586	56,081
Outflows[2]	(4,601)	(193)	(489)	(5,283)
Net Flows	22,550	25,151	3,097	50,798
Realizations	(5,826)	(5,032)	(2,222)	(13,080)
Market Activity	7,609	4,257	366	12,232
1Q'18	**$165,265**	**$68,949**	**$13,202**	**$247,416**
YoY Change	**17%**	**55%**	**10%**	**25%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
1Q'17	**$114,914**	**$30,774**	**$8,466**	**$154,154**
Inflows	22,894	23,914	2,142	48,950
Outflows[2]	(8,579)	(10,150)	(417)	(19,146)
Net Flows	14,315	13,764	1,725	29,804
Realizations	(2,966)	(874)	(1,178)	(5,018)
Market Activity	3,221	94	212	3,527
1Q'18	**$129,484**	**$43,758**	**$9,225**	**$182,467**
YoY Change	**13%**	**42%**	**9%**	**18%**

1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2) Included in the 1Q'18 outflows for Total AUM and FGAUM are $184.2 million and $172.1 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $942.3 million and $734.7 million of redemptions, respectively.

APOLLO

12

Performance Fee-Eligible & Performance Fee-Generating AUM

Performance Fee-Eligible AUM

($ in millions)

Segment	1Q'17	4Q'17	1Q'18
Credit	$51,425	$55,322	$57,244
Private Equity	36,134	60,681	58,720
Real Assets	2,282	2,054	2,421
Total	**$89,841**	**$118,057**	**$118,385**

Performance Fee-Generating AUM

($ in millions)

Segment	1Q'17	4Q'17	1Q'18
Credit[1]	$27,752	$25,814	$31,237
Private Equity	23,964	26,775	24,707
Real Assets	837	694	645
Total	**$52,553**	**$53,283**	**$56,589**

1Q'18 Performance Fee-Generating to Performance Fee-Eligible AUM Reconciliation

($ in millions)

	Credit	Private Equity	Real Assets	Total
Performance Fee-Generating AUM	**$31,237**	**$24,707**	**$645**	**$56,589**
+ Uninvested PFE AUM	12,910	32,461	1,271	46,642
+ Invested AUM Not Currently Generating Performance Fees	13,097	1,552	505	15,154
Performance Fee-Eligible AUM	**$57,244**	**$58,720**	**$2,421**	**$118,385**

$118 billion Performance Fee-Eligible AUM



Uninvested Performance Fee-Eligible AUM
$46.6bn
$56.6bn
Currently Generating Performance Fees
$15.2bn
Not Currently Generating Performance Fees

($ in billions)

Category / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Drawdown	$3.6	$3.2	40%
Liquid/Performing	8.3	3.3	< 250bps
		0.1	250-500bps
		0.4	> 500bps
MidCap, AINV, AFT, AIF	1.2	0.8	< 250bps
Credit	**13.1**	**7.8**	**18%**
ANRP I	0.7	0.7	2%
Other PE	0.9	0.9	11%
Private Equity	**1.6**	**1.6**	**7%**
Real Assets	**0.5**	**0.3**	**> 250bps**
Total	**$15.2**	**$9.7**	

1) As of March 31, 2018, $7.7 billion of the performance-fee generating AUM is currently above its hurdle rate or preferred return, but in accordance with the adoption of the revenue recognition standard effective January 1, 2018, recognition of performance fees associated with such performance-fee generating AUM has been deferred to future periods when the fees are probable to not be significantly reversed. 2) Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of March 31, 2018. 3) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. 4) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

APOLLO

13

Capital Deployment & Dry Powder

- Capital deployed in drawdown style funds and accounts across Apollo's global integrated investment platform totaled $3.0 billion for the quarter and $14.4 billion over the twelve months ended March 31, 2018
- Dry Powder of $46.5 billion at the end of the quarter, including $17.7 billion of AUM with future management fee potential

Capital Deployment

($ in millions)

Segment	1Q'18	LTM
Credit[1]	$909	$6,194
Private Equity	1,294	4,759
Real Assets	835	3,474
Total	**$3,038**	**$14,427**

1Q'18 Highlights

Credit	Driven by investments in structured credit, longevity assets, European non-performing loans and opportunistic investments in the healthcare, financials, and energy sectors
Private Equity	Driven by an investment in Northwoods Energy and acquisitions of Phoenix Services and Qdoba
Real Assets	Driven by commercial mortgage lending activity across several strategies

Dry Powder Composition

($ in billions)



Private Equity $33.6
Fund VIII $5.2
Other PE $3.7
Real Assets $1.3
$47 billion
Fund IX $24.7
Drawdown $10.4
Credit $11.6
Liquid/ Performing $1.0
Permanent Capital Vehicles $0.2

1) Reflects capital deployment activity from Drawdown fund strategies and SIAs that have a defined maturity date and excludes deployment from Liquid/Performing funds, Permanent Capital Vehicles and Advisory.

APOLLO

14

Segment Balance Sheet Highlights Summary Balance Sheet 1) Unfunded general partner commitments related to Fund IX are subject to future syndication to Apollo employees. 2) Amounts are presented on an unconsolidated basis. 3) Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 4) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 5) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.2 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene valued at a weighted average of $46.08 per share and 1.6 million shares of AAA valued at NAV. 6) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”), which the Company refers to as “net share settlement.” 7) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through net share settlement of equity-based awards granted under the Plan. The Company intends to continue the net share settlement program in excess of the $100 million pursuant to the repurchase plan adopted in February 2016. 8) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. • At March 31, 2018, Apollo had $1.2 billion in cash and cash equivalents and U.S. Treasury securities, at fair value, $756 million of net performance fees receivable, $1.0 billion of GP & other investments and an $884 million investment in Athene and AAA, for a total net value of $3.9 billion • Long-term debt of $1.4 billion (with maturities in 2024, 2026 and 2048) and an undrawn $500 million revolving credit facility (expiring in 2021) • Unfunded general partner commitments totaled $1.6 billion at March 31, 2018, of which $823 million related to Fund IX1 • Apollo received 2.6 million shares of Athene (NYSE: ATH) from AAA as part of the 15 month Athene share unlock release, resulting in net realized performance fees of $123.3 million during the quarter 15 ($ in millions) 1Q'18 Cash and cash equivalents $988 U.S. Treasury securities, at fair value 226 Investments(2) 1,401 Net Carried Interest Receivable(2) (645) Total Net Value $1,007 Debt $884 Unfunded Future Commitments $1,594 Share Repurchase Activity - 1Q'16 through 1Q'18 ($ and share amounts in millions) Inception toDate Open Market Share Repurchases 2.0 Reduction of Shares Issued to Employees6 4.9 Total Shares Purchased 6.9 Total Capital Used for Share Purchases $150 Share Repurchase Plan Authorization7 $250 Average Price Paid Per Share8 $21.71 Summary Balance Sheet2 ($ in millions) 1Q'18 Cash and cash equivalents $988 U.S. Treasury securities, at fair value 226 Performance fees receivable 1,401 Profit sharing payable3 (645) GP & Other Investments4 1,007 Athene/AAA5 884 Total Net Value $3,861 Debt ($1,362) Unfunded Future Commitments $1,594

($0.30) ($0.16) $1.83 $0.16 $1.99 Net Performance Fee Receivable & Investment Rollforwards The quarter-over-quarter decline in the Net Performance Fee Receivable balance was primarily driven by unrealized mark- to-market losses in Private Equity, the delivery of Athene (NYSE: ATH) stock, and other net realized performance fees Note: All per share figures calculated using Distributable Earnings Shares Outstanding 1) Ending per share amounts in the rollforwards may not sum as the starting and ending points are based on the applicable period’s share count. 2) During the three months ended March 31, 2018, the Company received performance fees of $169.9 million ($123.3 million net of profit sharing expense) from AAA, settled in the form of Athene shares. As a result, the Company’s net performance fee receivable balance decreased which led to a corresponding increase to the Company’s investment balance. 3) Net change in value includes the net impact of unrealized gains (losses), realizations and purchases of investments. 1Q’17 2Q’17 3Q’17 4Q’17 $1.93 $1.69 $2.12 $2.74 Company Price Return ADT Security Services (ADT) +18 % Caesars Entertainment (CZR) +4 % EP Energy (EPE) +30 % Excela Technologies (XELA) (17)% Norwegian (NCLH) +4 % Parsley Energy (PE) +5 % PlayAGS (AGS) (3)% Presidio (PSDO) +3 % Vistra Energy (VST) +6 % Warrior Met Coal (HCC) (14)% Welspun Corp (WLCO LN) +13 % Total +8 % In Millions $788 $690 $869 $1,122 ($179) ($123) ($64) $756 $1,806 $123 ($38) $1,891 Net Performance Fee Receivable Trailing 4-Quarters 1Q'18 Net Performance Fee Receivable Rollforward Pro-Forma 2QTD Public PE Marks 1Q’18 (Per Share1) Unrealized MTM Losses Athene Net Performance Fee Share Delivery2 2QTD Unrealized MTM Gains *Public PE Investments Only 2QTD Pro-Forma ($0.03) ex ADT Investments Balance Rollforward $4.41 +$0.30 $4.58 16 Athene Net Performance Fee Share Delivery2Net Realized Performance Fees 1Q’184Q’17 ($0.09) ($0.43) Net Change in Value3

Performance Fees Receivable & Performance Fees Detail

($ in thousands)	As of March 31, 2018 — Performance Fees Receivable on an Unconsolidated Basis	1Q'18 — Unrealized Performance Fees	1Q'18 — Realized Performance Fees	1Q'18 — Total Performance Fees
Private Equity				
Fund VIII	$749,229	($267,771)	$99,186	($168,585)
Fund VII	89,077 [1]	18,579	5,213	23,792
Fund VI	34,821 [1]	(3,937)	—	(3,937)
Fund IV and V	— [3]	718	—	718
ANRP I and II	30,395 [3]	(12,276)	—	(12,276)
AAA / Other[2]	63,029	(180,781)	174,876	(5,905)
Total Private Equity	$966,551	($445,468)	$279,275	($166,193)
Total Private Equity, net of profit sharing expense	594,486	(307,835)	177,194	(130,641)
Credit				
Drawdown	$334,087 [3]	$15,684	$9,762	$25,446
Liquid/Performing	4,071	2,481	21	2,502
Permanent Capital Vehicles	71,329	9,546	5,275	14,821
Total Credit	$409,487	$27,711	$15,058	$42,769
Total Credit, net of profit sharing expense	147,349	11,998	8,455	20,453
Real Assets				
U.S. RE Fund I and II	16,364	(931)	735	(196)
Other	8,765	(1,734)	2,391	657
Total Real Assets	$25,129	($2,665)	$3,126	$461
Total Real Assets, net of profit sharing expense	14,449	(1,574)	1,540	(34)
Total	**$1,401,167**	**($420,422)**	**$297,459**	**($122,963)**
Total, net of profit sharing expense	**$756,284** [4]	**($297,411)**	**$187,189**	**($110,222)**

1) As of March 31, 2018, the remaining investments and escrow cash of Fund VII, Fund VI, and ANRP II were valued at 99%, 92%, and 108% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fees distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of March 31, 2018, Fund VII had $114.5 million of gross performance fees, or $65.2 million net of profit sharing, in escrow. As of March 31, 2018, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of March 31, 2018, ANRP II had $10.7 million of gross performance fees, or $6.5 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, and ANRP II, realized performance fees currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.
2) Includes realized performance fees of $169.9 million ($123.3 million net of profit sharing expense) from AAA, settled in the form of Athene shares. Other includes certain SIAs.
3) As of March 31, 2018, certain credit funds and certain private equity funds had $55.8 million and $41.5 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $296.9 million and $183.6 million, respectively, as of March 31, 2018.
4) There was a corresponding profit sharing payable of $644.9 million as of March 31, 2018, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $90.5 million.

APOLLO

17

Permanent Capital AUM Supplemental Information Permanent Capital Vehicles 2010 2012 2014 2016 1Q'18 Period Ending $7 $25 $72 $87 $105 10% 22% 45% 47% 43% ($ in millions, except where noted) 1Q'18 Athene1 $78,382 MidCap 8,346 Athora1 8,247 Apollo Investment Corp (AINV)2 4,472 Apollo Commercial Real Estate Finance (ARI)3 4,305 Apollo Senior Floating Rate Fund (AFT) 429 Apollo Tactical Income Fund (AIF) 391 Total AUM in Permanent Capital Vehicles $104,572 LTM Fee Related Revenue from Permanent Capital Vehicles ($ in thousands) $504,747 % of Total Fee Related Revenue 41% 1) See page 19 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene and Athora as of March 31, 2018. 2) Amounts are as of December 31, 2017. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.8 billion of AUM related to a non-traded business development company. 3) Amounts are as of December 31, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. • As of March 31, 2018, Apollo had $104.6 billion of AUM across seven Permanent Capital Vehicles • Apollo generated $504.7 million of fee related revenue from Permanent Capital Vehicles during the twelve months ended March 31, 2018, representing 41% of total fee related revenue • The compound annualized growth rate (“CAGR”) of permanent capital AUM since 2010 was 45% as of March 31, 2018 ($ in billions) 18 Permanent Capital AUM % of Total AUM

Athene and Athora AUM 2010 2012 2014 2016 2018 $5 $8 Sub-Advised AUM by Asset Category Athene and Athora ($ in billions) 1Q'18 Credit $13.4 Liquid/Performing 12.1 Drawdown 1.3 Private Equity $0.9 Real Assets $5.2 Real Estate Debt 4.7 Real Estate Equity 0.5 Total $19.5 • Through its subsidiaries, Apollo managed or advised $86.6 billion of combined AUM in accounts owned by or related to Athene and Athora as of March 31, 2018 • Of the total Athene and Athora AUM, $19.5 billion, or 23%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo • During the quarter, $1.5 billion of Athene and Athora AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the last twelve months ended March 31, 2018 to $5.0 billion • Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s and Athora’s investment objectives ($ in billions) 19 Athene AUM $78 $66 $60 $16 $2 Athora AUM

Appendix

Reconciliation of GAAP to Non-GAAP Measures

($ in thousands)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18
Total Revenues (GAAP)	**$682,104**	**$449,708**	**$711,720**	**$928,271**	**$166,903**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(18,223)	(15,179)	(19,832)	(22,706)	(18,913)
Adjustments related to consolidated funds and VIEs	1,459	1,493	1,343	322	1,639
Total Segment Revenues[1]	**$665,340**	**$436,022**	**$693,231**	**$905,887**	**$149,629**
Total Expenses (GAAP)	**$345,988**	**$264,526**	**$357,483**	**$392,052**	**$214,875**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(18,223)	(15,179)	(19,832)	(22,706)	(18,735)
Transaction-related compensation charges	2,683	(1,549)	(7,543)	(5,760)	(892)
Reclassification of interest expense[1]	(12,999)	(13,195)	(13,302)	(13,377)	(13,797)
Amortization of transaction-related intangibles	(1,872)	(1,543)	(971)	(943)	(960)
Total Segment Expenses[1]	**$315,577**	**$233,060**	**$315,835**	**$349,266**	**$180,491**
Total Other Income (Loss), net (GAAP)	**$58,075**	**$6,983**	**$96,668**	**$196,104**	**($52,796)**
Reclassification of interest expense[2]	(12,999)	(13,195)	(13,302)	(13,377)	(13,797)
Adjustments related to consolidated funds and VIEs	(3,910)	(5,474)	(640)	893	(6,225)
Gain from remeasurement of tax receivable agreement liability	—	—	—	(200,240)	—
Total Segment Other Income (Loss)[1]	**$41,166**	**($11,686)**	**$82,726**	**($16,620)**	**($72,818)**

1) For details of Total Segment Revenues, Total Segment Expenses and Total Segment Other Income (Loss), refer to slide 22.
2) For EI presentation purposes, interest income is presented net of interest expense as a component of other income

APOLLO

21

Non-GAAP Measures

- The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Total Segment Revenues:							
Management fees	$252,053	$266,908	$282,434	$280,920	$272,203	$998,769	$1,102,465
Advisory and transaction fees, net	15,067	23,629	16,209	62,719	12,994	154,183	115,551
Performance fees:							
Unrealized	172,545	(70,525)	285,599	300,946	(420,422)	854,435	95,598
Realized	186,461	198,791	60,975	202,798	297,458	411,425	760,022
Total performance fees	359,006	128,266	346,574	503,744	(122,964)	1,265,860	855,620
Principal investment income (loss)	39,214	17,219	48,014	58,504	(12,604)	145,654	111,133
Total Segment Revenues	**$665,340**	**$436,022**	**$693,231**	**$905,887**	**$149,629**	**$2,564,466**	**$2,184,769**

- The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Total Segment Expenses:							
Salary, bonus and benefits	$94,721	$98,560	$101,007	$99,867	$106,531	$369,241	$405,965
Equity-based compensation	16,745	17,566	17,058	16,505	17,358	64,493	68,487
Profit sharing expense:							
Unrealized	59,265	(22,126)	94,446	94,734	(123,011)	306,804	44,043
Realized	88,723	79,083	35,673	75,359	110,270	191,327	300,385
Equity-based[1]	287	1,044	1,326	1,403	14,641	287	18,414
Total Profit Sharing Expense	148,275	58,001	131,445	171,496	1,900	498,418	362,842
Non-compensation expenses:							
General, administrative and other	53,932	53,674	60,928	60,045	54,375	220,061	229,022
Placement fees	1,904	5,259	5,397	1,353	327	24,636	12,336
Total Non-Compensation Expenses	55,836	58,933	66,325	61,398	54,702	244,697	241,358
Total Segment Expenses	**$315,577**	**$233,060**	**$315,835**	**$349,266**	**$180,491**	**$1,176,849**	**$1,078,652**

- The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Total Segment Other Income (Loss):							
Net gains (losses) from investment activities	$34,490	($399)	$68,529	($7,846)	($67,137)	$229,597	($6,853)
Net interest loss	(11,988)	(12,067)	(11,509)	(9,420)	(9,941)	(44,116)	(42,937)
Other income, net	18,664	780	25,706	646	4,260	17,067	31,392
Total Segment Other Income (Loss)	**$41,166**	**($11,686)**	**$82,726**	**($16,620)**	**($72,818)**	**$202,548**	**($18,398)**

1) Includes amortization related to a grant of equity-based awards to certain executives during the first quarter of 2018.

APOLLO

22

Credit

($ in thousands, except where noted)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Management fees	$158,342	$169,856	$187,885	$186,108	$183,070	$612,540	$726,919
Advisory and transaction fees, net	2,556	3,709	4,219	20,249	2,348	10,679	30,525
Performance fees:							
Unrealized	6,322	26,921	4,179	13,803	27,711	164,775	72,614
Realized	30,936	57,119	32,131	76,787	15,057	165,813	181,094
Total performance fees	37,258	84,040	36,310	90,590	42,768	330,588	253,708
Principal investment income	6,483	5,856	8,222	7,157	5,409	38,925	26,644
Total Revenues	**204,639**	**263,461**	**236,636**	**304,104**	**233,595**	**992,732**	**1,037,796**
Salary, bonus and benefits	54,882	59,244	59,027	58,439	61,074	212,526	237,784
Equity-based compensation	9,102	9,228	9,925	9,198	9,727	34,727	38,078
Profit sharing expense:							
Unrealized	2,215	12,927	2,266	860	15,713	74,364	31,766
Realized	13,445	23,080	14,643	26,633	6,602	67,599	70,958
Equity-based	287	582	518	489	1,791	287	3,380
Total Profit Sharing Expense	15,947	36,589	17,427	27,982	24,106	142,250	106,104
Non-compensation expenses:							
General, administrative and other	32,090	31,760	35,709	39,815	33,135	127,243	140,419
Placement fees	1,770	3,918	3,140	1,302	276	23,110	8,636
Total Non-Compensation Expenses	33,860	35,678	38,849	41,117	33,411	150,353	149,055
Total Expenses	**113,791**	**140,739**	**125,228**	**136,736**	**128,318**	**539,856**	**531,021**
Net gains (losses) from investment activities	31,094	(299)	60,570	(6,230)	(55,267)	210,716	(1,226)
Net interest loss	(6,522)	(6,484)	(5,972)	(4,731)	(4,971)	(23,536)	(22,158)
Other income (loss), net	811	(241)	16,318	149	3,946	(3,281)	20,172
Other Income (Loss)	**25,383**	**(7,024)**	**70,916**	**(10,812)**	**(56,292)**	**183,899**	**(3,212)**
Non-Controlling Interest	(934)	(559)	(1,751)	(1,135)	(1,215)	(6,013)	(4,660)
Economic Income	**$115,297**	**$115,139**	**$180,573**	**$155,421**	**$47,770**	**$630,762**	**$498,903**
Fee Related Earnings	**$72,212**	**$85,052**	**$115,716**	**$111,211**	**$99,551**	**$267,979**	**$411,530**
AUM ($ in millions)	140,932	151,033	157,925	164,113	165,265	140,932	165,265
Fee-Generating AUM ($ in millions)	114,914	121,271	126,907	130,150	129,484	114,914	129,484

APOLLO

23

Private Equity

($ in thousands, except where noted)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Management fees	$77,398	$77,275	$76,079	$75,982	$71,160	$324,475	$300,496
Advisory and transaction fees, net	11,772	19,302	10,572	42,417	10,598	137,734	82,889
Performance fees:							
Unrealized	163,619	(98,372)	286,589	290,290	(445,468)	678,761	33,039
Realized	155,461	136,497	21,859	120,166	279,275	237,753	557,797
Total performance fees	319,080	38,125	308,448	410,456	(166,193)	916,514	590,836
Principal investment income (loss)	31,728	10,348	39,875	50,425	(17,531)	103,492	83,117
Total Revenues	**439,978**	**145,050**	**434,974**	**579,280**	**(101,966)**	**1,482,215**	**1,057,338**
Salary, bonus and benefits	31,469	30,294	31,467	29,865	35,021	123,858	126,647
Equity-based compensation	7,095	7,704	6,335	6,382	6,772	27,259	27,193
Profit sharing expense:							
Unrealized	55,016	(34,983)	96,992	94,951	(137,633)	227,033	19,327
Realized	75,252	53,137	17,394	45,786	102,082	119,145	218,399
Equity-based	—	462	808	914	12,601	—	14,785
Total Profit Sharing Expense	130,268	18,616	115,194	141,651	(22,950)	346,178	252,511
Non-compensation expenses:							
General, administrative and other	17,360	16,617	19,699	14,828	15,098	72,952	66,242
Placement fees	134	1,341	2,257	51	51	1,437	3,700
Total Non-Compensation Expenses	17,494	17,958	21,956	14,879	15,149	74,389	69,942
Total Expenses	**186,326**	**74,572**	**174,952**	**192,777**	**33,992**	**571,684**	**476,293**
Net gains (losses) from investment activities	3,396	(100)	7,959	(1,603)	(11,877)	18,881	(5,621)
Net interest loss	(4,242)	(4,336)	(4,374)	(3,645)	(3,927)	(16,001)	(16,282)
Other income, net	17,790	781	7,344	384	251	19,564	8,760
Other Income (Loss)	**16,944**	**(3,655)**	**10,929**	**(4,864)**	**(15,553)**	**22,444**	**(13,143)**
Economic Income (Loss)[1]	**$270,596**	**$66,823**	**$270,951**	**$381,639**	**($151,511)**	**$932,975**	**$567,902**
Fee Related Earnings	**$58,001**	**$49,095**	**$40,574**	**$74,043**	**$31,840**	**$282,391**	**$195,552**
AUM ($ in millions)	44,573	67,798	70,469	72,432	68,949	44,573	68,949
Fee-Generating AUM ($ in millions)	30,774	30,011	30,067	29,792	43,758	30,774	43,758

1) 1Q'18 LTM includes $19.0 million in proceeds received in connection with the Company's early termination of a lease. 1Q'17 and 1Q'17 LTM includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).

APOLLO

24

Real Assets

($ in thousands, except where noted)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18	1Q'17 LTM	1Q'18 LTM
Management fees	$16,313	$19,777	$18,470	$18,830	$17,973	$61,754	$75,050
Advisory and transaction fees, net	739	618	1,418	53	48	5,770	2,137
Performance fees:							
Unrealized	2,604	926	(5,169)	(3,147)	(2,665)	10,899	(10,055)
Realized	64	5,175	6,985	5,845	3,126	7,859	21,131
Total performance fees	2,668	6,101	1,816	2,698	461	18,758	11,076
Principal investment income (loss)	1,003	1,015	(83)	922	(482)	3,237	1,372
Total Revenues	**20,723**	**27,511**	**21,621**	**22,503**	**18,000**	**89,519**	**89,635**
Salary, bonus and benefits	8,370	9,022	10,513	11,563	10,436	32,857	41,534
Equity-based compensation	548	634	798	925	859	2,507	3,216
Profit sharing expense:							
Unrealized	2,034	(70)	(4,812)	(1,077)	(1,091)	5,407	(7,050)
Realized	26	2,866	3,636	2,940	1,586	4,583	11,028
Equity-based	—	—	—	—	249	—	249
Total Profit Sharing Expense	2,060	2,796	(1,176)	1,863	744	9,990	4,227
Non-compensation expenses:							
General, administrative and other	4,482	5,297	5,520	5,402	6,142	19,866	22,361
Placement fees	—	—	—	—	—	89	—
Total Non-Compensation Expenses	4,482	5,297	5,520	5,402	6,142	19,955	22,361
Total Expenses	**15,460**	**17,749**	**15,655**	**19,753**	**18,181**	**65,309**	**71,338**
Net gains (losses) from investment activities	—	—	—	(13)	7	—	(6)
Net interest loss	(1,224)	(1,247)	(1,163)	(1,044)	(1,043)	(4,579)	(4,497)
Other income, net	63	240	2,044	113	63	784	2,460
Other Income (Loss)	**(1,161)**	**(1,007)**	**881**	**(944)**	**(973)**	**(3,795)**	**(2,043)**
Economic Income (Loss)	**$4,102**	**$8,755**	**$6,847**	**$1,806**	**($1,154)**	**$20,415**	**$16,254**
Fee Related Earnings	**$4,262**	**$6,317**	**$5,899**	**$2,031**	**$1,508**	**$15,175**	**$15,755**
AUM ($ in millions)	11,961	13,009	13,171	12,383	13,202	11,961	13,202
Fee-Generating AUM ($ in millions)	8,466	9,672	9,284	9,023	9,225	8,466	9,225

APOLLO

25

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

($ in thousands, except share data)	1Q'17	2Q'17	3Q'17	4Q'17	1Q'18
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$145,196**	**$86,908**	**$198,569**	**$184,893**	**($62,645)**
Distributions declared on Class A shares	(84,215)	(94,451)	(100,641)	(75,571)	(133,023)
Distribution on participating securities	(2,859)	(3,295)	(3,265)	(2,403)	(5,384)
Earnings allocable to participating securities	(2,264)	—	(3,218)	(3,599)	—
Undistributed income (loss) attributable to Class A shareholders: Basic	$55,858	($10,838)	$91,445	$103,320	($201,052)
GAAP weighted average number of Class A shares outstanding: Basic	186,537,367	190,591,756	192,882,082	193,609,614	198,432,603
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	**$0.75**	**$0.44**	**$1.00**	**$0.92**	**($0.34)**
Distributed Income	$0.45	$0.49	$0.52	$0.39	$0.66
Undistributed Income (Loss)	$0.30	($0.05)	$0.48	$0.53	($1.00)
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders	**$145,196**	**$86,908**	**$198,569**	**$184,893**	**($62,645)**
Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders to Income Before Income Tax Provision Differences[1]	248,995	105,257	252,336	547,430	(38,123)
Income (Loss) Before Income Tax Provision	**$394,191**	**$192,165**	**$450,905**	**$732,323**	**($100,768)**
Income (Loss) Before Income Tax Provision to Economic Income (Loss) Differences[1]	(4,196)	(1,448)	7,466	(193,457)	(4,127)
Economic Income (Loss)	**$389,995**	**$190,717**	**$458,371**	**$538,866**	**($104,895)**
Income tax provision on Economic Income (Loss)	(58,372)	(2,397)	(22,356)	(44,155)	(11,736)
Preferred distributions	—	(4,772)	(4,383)	(4,383)	(4,383)
Economic Net Income (Loss)	**$331,623**	**$183,548**	**$431,632**	**$490,328**	**($121,014)**
Weighted Average Economic Net Income Shares Outstanding[2]	403,132,323	402,955,548	403,015,923	403,097,024	404,854,447
Economic Net Income (Loss) per Share	$0.82	$0.46	$1.07	$1.22	($0.30)
Economic Net Income (Loss) to Fee Related Earnings Differences[1]	(197,148)	(43,084)	(269,443)	(303,043)	253,913
Fee Related Earnings	**$134,475**	**$140,464**	**$162,189**	**$187,285**	**$132,899**
Distributable Earnings Shares Outstanding	409,150,111	409,441,046	409,232,208	409,373,371	412,456,787
Fee Related Earnings per Share	$0.33	$0.34	$0.40	$0.46	$0.32
Fee Related Earnings to Distributable Earnings Differences[1]	105,130	117,242	22,942	140,275	73,854
Distributable Earnings	**$239,605**	**$257,706**	**$185,131**	**$327,560**	**$206,753**
Taxes and Related Payables	(6,348)	(6,724)	(7,272)	(5,993)	(11,198)
Preferred distributions	—	(4,772)	(4,383)	(4,383)	(4,383)
Distributable Earnings After Taxes and Related Payables	**$233,257**	**$246,210**	**$173,476**	**$317,184**	**$191,172**
Distributable Earnings Shares Outstanding[2]	409,150,111	409,441,046	409,232,208	409,373,371	412,456,787
Distributable Earnings per Share of Common & Equivalent	$0.57	$0.60	$0.42	$0.77	$0.46

1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC Class A Shareholders, Income (Loss) Before Income Tax (Provision) Benefit, Economic Net Income (Loss), Fee Related Earnings and Distributable Earnings.
2) See page 29 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

APOLLO

26

Walkdown of Non-GAAP Measures

		1Q'18		1Q'18 LTM	
		Results	Per Share	Results	Per Share
Economic Net Income / Distributable Earnings After Taxes and Related Payables / Fee Related Earnings	Management fees	$272,203		$1,102,465	
	Advisory and transaction fees, net	12,994		115,551	
	Performance fees[1]	5,275		22,215	
	Salary, bonus and benefits	(106,531)		(405,965)	
	Non-compensation expenses	(54,702)		(241,358)	
	Other income attributable to Fee Related Earnings[2]	4,875		34,589	
	Non-Controlling Interest	(1,215)		(4,660)	
	Fee Related Earnings	**$132,899**	**$0.32**	**$622,837**	**$1.51**
	Realized performance fees[3]	122,302		567,926	
	Realized profit sharing expense[3]	(63,647)		(253,762)	
	Non-cash management fees	(842)		(3,368)	
	Realized principal investment income	23,393		73,199	
	Net interest loss	(9,941)		(42,937)	
	Depreciation and amortization	2,589		13,255	
	Taxes and related payables	(11,198)		(31,187)	
	Preferred distributions	(4,383)		(17,921)	
	Distributable Earnings After Taxes and Related Payables	**$191,172**	**$0.46**	**$928,042**	**$2.25**
	Taxes and related payables	11,198		31,187	
	Unrealized performance fees	(420,422)		95,598	
	Unrealized profit sharing expense	123,011		(44,043)	
	Non-cash management fees	842		3,368	
	Non-cash realized performance fees	169,881		169,881	
	Non-cash realized profit sharing expense	(46,623)		(46,623)	
	Unrealized principal investment income (loss)	(35,997)		37,934	
	Unrealized losses from investment activities	(67,137)		(6,853)	
	Equity-based compensation	(17,358)		(68,487)	
	Profit sharing expense: Equity-based[4]	(14,641)		(18,414)	
	Depreciation and amortization and other	(3,204)		(16,452)	
	Income tax provision on Economic Income	(11,736)		(80,644)	
	Economic Net Income (Loss)	**($121,014)**	**($0.30)**	**$984,494**	**$2.44**

1) Represents performance fees from a publicly traded business development company we manage.
2) 1Q'18 LTM includes $19.0 million in proceeds received in connection with the Company's early termination of a lease and $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding. The lease termination and insurance proceeds were recorded in Other income (loss).
3) Excludes realized performance fees and realized profit sharing expense settled in the form of Athene shares.
4) Includes amortization related to a grant of equity-based awards to certain executives during the first quarter of 2018.

APOLLO

27

Shareholder Distribution

- Generated $0.46 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.38 per Class A share to holders of record as of May 18, 2018, which is payable on May 31, 2018

($ in thousands, except per share data)	1Q'17	4Q'17	1Q'18	LTM'17	LTM'18
Distributable Earnings	**$239,605**	**$327,560**	**$206,753**	**$782,782**	**$977,150**
Taxes and Related Payables[1]	(6,348)	(5,993)	(11,198)	(13,710)	(31,187)
Preferred Distributions	—	(4,383)	(4,383)	—	(17,921)
DE After Taxes and Related Payables	**$233,257**	**$317,184**	**$191,172**	**$769,072**	**$928,042**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	4,560	4,122	9,167	4,668	22,820
DE Before Certain Payables[2]	237,817	321,306	200,339	773,740	950,862
Percent to Common & Equivalents	47%	49%	51%	47%	51%
DE Before Other Payables Attributable to Common & Equivalents	112,874	158,257	101,952	367,236	483,890
Less: Taxes & Related Payables Attributable to Common & Equivalents	(4,560)	(4,122)	(9,167)	(4,668)	(22,820)
DE Attributable to Common & Equivalents	**$108,314**	**$154,135**	**$92,785**	**$362,568**	**$461,070**
Per Share of Common & Equivalent[3]	**$0.57**	**$0.77**	**$0.46**	**$1.88**	**$2.25**
Retained Capital per Share of Common & Equivalent[3,4]	(0.08)	(0.11)	(0.08)	(0.22)	(0.30)
Net Distribution per Share of Common & Equivalent[3]	**$0.49**	**$0.66**	**$0.38**	**$1.66**	**$1.95**
Payout Ratio	86%	86%	83%	88%	87%

1) Represents the estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement. DE After Taxes and Related Payables is calculated after current taxes and the impact of the tax receivable agreement ("TRA"). The TRA component of taxes used in calculating DE After Taxes was previously estimated based on the tax asset used to reduce the prior year's tax liability. In 2018, the DE effective tax rate, using this estimation methodology, results in an increase in the tax rate despite the significantly reduced federal tax rate under tax reform. We believe it is more meaningful to estimate the current year impact of the TRA component of taxes when calculating DE After Taxes. The impact of this change is not significant to DE After Taxes and Related Payables as previously reported. DE After Taxes and Related Payables would have been $225.2 million, $308.8 million, $747.6 million and $903.7 million in 1Q'17, 4Q'17, LTM'17 and LTM'18, respectively.
2) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
3) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding, Apollo Operating Group Units and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 29 for the share reconciliation.
4) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

APOLLO

28

1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 186,537,367 190,591,756 192,882,082 193,609,614 198,432,603 Non-GAAP Adjustments: Apollo Operating Group Units 215,286,909 211,895,190 209,522,593 208,827,733 204,576,722 RSUs 1,233,685 224,100 210,642 180,636 1,176,450 Restricted shares 74,362 244,502 400,606 479,041 668,672 Weighted-Average Economic Net Income Shares Outstanding 403,132,323 402,955,548 403,015,923 403,097,024 404,854,447 1Q'17 2Q'17 3Q'17 4Q'17 1Q'18 Total GAAP Class A Shares Outstanding 187,644,092 192,756,044 193,540,853 195,267,669 201,550,654 Non-GAAP Adjustments: Apollo Operating Group Units 214,957,239 210,024,821 209,239,821 207,739,821 202,559,221 Vested RSUs 425,736 415,218 326,344 2,802,277 253,700 Economic Net Income Shares Outstanding 403,027,067 403,196,083 403,107,018 405,809,767 404,363,575 Unvested RSUs Eligible for Distribution Equivalents 6,123,044 6,244,963 6,125,190 3,563,604 8,093,212 Distributable Earnings Shares Outstanding 409,150,111 409,441,046 409,232,208 409,373,371 412,456,787 Share Reconciliation 29

Unaudited Supplemental Presentation of Statement of Financial Condition

	As of March 31, 2018			
($ in thousands)	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$988,284	$—	$—	$988,284
Cash and cash equivalents held at consolidated funds	—	3	—	3
Restricted cash	3,902	—	—	3,902
U.S. Treasury securities, at fair value	225,510	—	—	225,510
Investments	3,284,383	634	(86,332)	3,198,685
Assets of consolidated variable interest entities	—	1,500,204	(332)	1,499,872
Incentive fees receivable	7,891	—	—	7,891
Due from related parties	332,690	—	(3,788)	328,902
Deferred tax assets	380,565	—	—	380,565
Other assets	208,503	—	(333)	208,170
Goodwill	88,852	—	—	88,852
Intangible assets, net	17,861	—	—	17,861
Total Assets	$5,538,441	$1,500,841	($90,785)	$6,948,497
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$81,548	$—	$—	$81,548
Accrued compensation and benefits	60,489	—	—	60,489
Deferred revenue	145,282	—	—	145,282
Due to related parties	481,484	—	—	481,484
Profit sharing payable	644,883	—	—	644,883
Debt	1,361,711	—	—	1,361,711
Liabilities of consolidated variable interest entities	—	1,175,794	(49,647)	1,126,147
Other liabilities	140,197	—	—	140,197
Total Liabilities	2,915,594	1,175,794	(49,647)	4,041,741
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Series A Preferred shares	264,398	—	—	264,398
Series B Preferred shares	289,815	—	—	289,815
Additional paid in capital	1,483,244	—	—	1,483,244
Accumulated deficit	(481,773)	9,315	(9,314)	(481,772)
Accumulated other comprehensive income (loss)	(887)	235	(163)	(815)
Total Apollo Global Management, LLC shareholders' equity	1,554,797	9,550	(9,477)	1,554,870
Non-Controlling Interests in consolidated entities	7,021	315,497	(31,661)	290,857
Non-Controlling Interests in Apollo Operating Group	1,061,029	—	—	1,061,029
Total Shareholders' Equity	2,622,847	325,047	(41,138)	2,906,756
Total Liabilities and Shareholders' Equity	$5,538,441	$1,500,841	($90,785)	$6,948,497

1) Represents amounts of the total combined segments.

APOLLO

30

Investment Records as of March 31, 2018

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund IX	2018	$24,729	$24,729	$—	$—	$—	$—	$—	—%	—%
Fund VIII	2013	21,554	18,377	13,599	4,162	11,328	16,159	20,321	26	18
Fund VII	2008	5,731	14,677	16,198	30,328	3,341	3,396	33,724	34	26
Fund VI	2006	2,724	10,136	12,457	19,118	2,389	2,108	21,226	12	9
Fund V	2001	296	3,742	5,192	12,711	124	40	12,751	61	44
Funds I, II, III, IV & MIA[3]	Various	14	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[4]		**$55,048**	**$78,981**	**$56,199**	**$83,719**	**$17,182**	**$21,703**	**$105,422**	**39%**	**25%**
ANRP II	2016	3,414	3,454	1,638	656	1,343	1,554	2,210	46	25
ANRP I	2012	1,035	1,323	1,112	765	705	781	1,546	12	8
AION	2013	713	826	407	251	225	308	559	18	8
Total Private Equity[9]		**$60,210**	**$84,584**	**$59,356**	**$85,391**	**$19,455**	**$24,346**	**$109,737**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$2,646	$3,426	$5,016	$3,555	$1,739	$1,608	$5,163	1%	—%
COF II	2008	55	1,583	2,176	3,136	39	44	3,180	14	11
COF I	2008	324	1,485	1,611	4,336	38	54	4,390	30	27
European Principal Finance Funds										
EPF III[5]	2017	4,542	4,652	511	—	511	512	512	NM[2]	NM[2]
EPF II[5]	2012	3,063	3,536	3,726	3,169	1,529	2,223	5,392	19	11
EPF I[5]	2007	271	1,593	2,093	3,505	—	14	3,519	23	17
Structured Credit Funds										
FCI III	2017	2,728	1,906	1,608	366	1,367	1,666	2,032	NM[2]	NM[2]
FCI II	2013	2,476	1,555	2,299	1,065	1,759	1,823	2,888	12	8
FCI I	2012	975	559	1,410	1,087	852	815	1,902	14	11
SCRF IV[12]	2017	1,416	1,709	823	74	598	741	815	NM[2]	NM[2]
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Other Drawdown Funds & SIAs[6]	Various	6,868	9,572	9,672	9,502	2,374	2,341	11,843	9	7
Total Credit[10]		**$25,364**	**$33,036**	**$33,762**	**$33,108**	**$10,806**	**$11,841**	**$44,949**		
Real Assets:										
U.S. RE Fund II[7]	2016	$921	$862	$560	$222	$448	$537	$759	20%	17%
U.S. RE Fund I[7]	2012	446	658	640	659	244	285	944	15	12
AGRE Debt Fund I[13]	2011	866	2,091	2,089	1,457	879	853	2,310	9	7
CPI Funds[8]	Various	410	5,106	2,620	2,681	259	68	2,749	14	11
Asia RE Fund[7]	2017	615	588	244	40	216	250	290	NM[2]	NM[2]
Total Real Assets[11]		**$3,258**	**$9,305**	**$6,153**	**$5,059**	**$2,046**	**$1,993**	**$7,052**		

APOLLO

31

Investment Records – Notes Note: The Drawdown funds included in the investment record table on page 31 have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table on page 31 have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. 1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. 2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. 3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. 4) Total IRR is calculated based on total cash flows for all funds presented. 5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.23 as of March 31, 2018. 6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.23 as of March 31, 2018. Additionally, certain SIAs totaling $1.7 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $10.4 billion of Total Invested Capital through March 31, 2018. 7) U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $162 million, $390 million and $245 million of co-investment commitments raised as of March 31, 2018, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.40 as of March 31, 2018. 8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to March 31, 2018 was (2%). This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. 9) Private equity co-investment vehicles, and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $8.7 billion of aggregate AUM as of March 31, 2018. 10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $2.8 billion of aggregate AUM as of March 31, 2018. 11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.1 billion of aggregate AUM as of March 31, 2018. 12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. 13) The investor in this U.S. Dollar denominated fund has chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to March 31, 2018 was 10% and 9%, respectively. 32

Investment Records as of March 31, 2018

Liquid/Performing

($ in millions)	Vintage Year	Total AUM	1Q'18	Net Returns 1Q'17	FY'17
Credit:					
Hedge Funds[1]	Various	$6,775	1%	1%	5%
CLOs[2]	Various	12,336	1	1	4
SIAs / Other	Various	26,171	—	2	7
Total		**$45,282**			

Permanent Capital Vehicles

($ in millions)	IPO Year[4]	Total AUM	1Q'18	Total Returns[3] 1Q'17	FY'17
Credit:					
MidCap[5]	N/A	$8,346	4 %	4%	12%
AIF	2013	391	2	9	10
AFT	2011	429	6	2	—
AINV[6]	2004	4,472	(5)	14	6
Real Assets:					
ARI[7]	2009	4,305	— %	16%	22%
Total		**$17,943**			

Note: The above tables summarize the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non-Sub-Advised, which refers to that portion of Athene's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo, and Athora Non-Sub-Advised, which refers to that portion of Athora's assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of March 31, 2018, unless otherwise noted.

1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd. and Apollo Credit Master Fund Ltd.
2) CLO returns are calculated based on gross return on invested assets, which excludes cash. Included within Total AUM of CLOs is $2.8 billion of AUM related to a standalone, self-managed asset management business established in connection with risk-retention rules, from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. CLO returns exclude performance related to this AUM.
3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
4) An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 3%, 2% and 8% for 1Q'18, 1Q'17, and FY'17, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
6) All amounts are as of December 31, 2017 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV is $1.8 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Net returns exclude performance related to this AUM.
7) Amounts are as of December 31, 2017. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

APOLLO

33

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. • “EI” represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, EI excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. We believe the exclusion of the non-cash charges related to the 2007 Reorganization for equity-based compensation provides investors with a meaningful indication of our performance because these charges relate to the equity portion of our capital structure and not our core operating performance. EI also excludes impacts of the remeasurement of the tax receivable agreement which arises from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 (the “TCJA”). • “ENI” represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. ENI excludes the impacts of the remeasurement of deferred tax assets and liabilities which arises from changes in estimated future tax rates, including impacts related to the TCJA. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ENI is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from EI and ENI, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions based on additional guidance that may be issued pertaining to the TCJA. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from a publicly traded business development company we manage and (iv) other income, net, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. • “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and the amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. DE After Taxes and Related Payables is net of preferred distributions, if any, to Series A and Series B Preferred shareholders. 34

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real assets funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 35

Non-GAAP Financial Information & Definitions Cont’d • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. Until AAME receives full authorization by the U.K. Financial Conduct Authority (“FCA”), references to AAME mean AAME and Apollo Management International LLP, an existing FCA authorized and regulated subsidiary of Apollo in the United Kingdom. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. • “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, LLC (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2018 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2018 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the private equity, credit and real assets segments. • “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. • “Net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund.  To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a credit fund represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 36

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2018 or other date specified is paid to investors), excluding certain non-fee and non-performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene (“ATH”) or Athora Holding Ltd. (“Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Traditional Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 37

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 12, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 38